Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the periodic report of Dynacq Healthcare, Inc. (the “Company”) on Form 10-K for the year ending August 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chiu M. Chan, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 23, 2009	/s/ Chiu M. Chan
Chiu M. Chan
President and Chief Executive Officer
Dynacq Healthcare, Inc.